                                                                    EXHIBIT 12.2



                      KEMPER CORPORATION AND SUBSIDIARIES


                             CONTINUING OPERATIONS



         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES


                             (DOLLARS IN THOUSANDS)



                                                                          YEAR TO DATE JUNE
                                                                                 30,
                                                                         --------------------
                                                                           1994        1993
                                                                         --------    --------
Earnings (loss) before income tax.....................................   $119,035    $(40,376)
Add (deduct):
  Fixed charges.......................................................     52,729      52,809
  Other...............................................................      3,094      (1,646)
                                                                         --------    --------
Earnings before income tax, as adjusted...............................   $174,858    $ 10,787
                                                                         =========   =========
Fixed charges:
  Interest and amortization of debt expense...........................   $ 42,714    $ 42,634
  Portion of rents representative of interest factor..................     10,015      10,013
  Preferred stock dividend requirements of subsidiary.................         --         162
                                                                         --------    --------
Total fixed charges...................................................   $ 52,729    $ 52,809
                                                                         =========   =========
Ratio of consolidated earnings from continuing operations to fixed
  charges.............................................................       3.32        0.20
                                                                         =========   =========



         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES


           EXCLUDING INTEREST EXPENSE ON COLLATERALIZED BORROWINGS OF


                        SECURITIES BROKERAGE OPERATIONS


                             (DOLLARS IN THOUSANDS)



                                                                          YEAR TO DATE JUNE
                                                                                 30,
                                                                         --------------------
                                                                           1994        1993
                                                                         --------    --------
Earnings (loss) before income tax.....................................   $119,035    $(40,376)
Add (deduct):
  Fixed charges.......................................................     35,382      31,971
  Other...............................................................      3,094      (1,646)
                                                                         --------    --------
Earnings (loss) before income tax, as adjusted........................   $157,511    $(10,051)
                                                                         =========   =========
Fixed charges:
  Interest and amortization of debt expense...........................   $ 25,367    $ 21,796
  Portion of rents representative of interest factor..................     10,015      10,013
  Preferred stock dividend requirements of subsidiary.................         --         162
                                                                         --------    --------
Total fixed charges...................................................   $ 35,382    $ 31,971
                                                                         =========   =========
Ratio of consolidated earnings from continuing operations to fixed charges excluding interest expense on collateralized borrowings of
  securities brokerage operations.....................................       4.45       (0.31)
                                                                         =========   =========